Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports Second Quarter 2009 Results

DENVER, COLORADO – August 12, 2009 – Local Insight Regatta Holdings, Inc. (“LIRH”) today announced consolidated results for the three and six months ended June 30, 2009.

“During the second quarter, we delivered solid EBITDA-as adjusted results as we continued to operate the business effectively by implementing marketing and sales plans, achieving identified synergies and optimizing our cost structure,” said Scott A. Pomeroy, director of LIRH. “Ad sales for the quarter reflected variability across our markets, with those areas that generated positive growth benefiting from our full suite of print and online local search products.

“The second quarter was characterized by a continued focus on execution and progress on our strategic business model, leveraging the competitive advantages we believe we enjoy, including our customer access, sales channel, digital expertise, low churn and favorable market characteristics.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. The non-GAAP and adjusted basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for LIRH, Local Insight Yellow Pages, Inc. (“LIYP”) and The Berry Company LLC (“The Berry Company”) for the three and six months ended June 30, 2009. The Berry Company acquired substantially all the assets of the Independent Line of Business division of L.M. Berry and Company on April 23, 2008; as such, results for prior year periods are not comparable. On June 30, 2009, LIYP merged with and into The Berry Company. For more information, please see LIRH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

For the quarter ended June 30, 2009, LIRH reported $145.0 million in revenue and net loss of $2.1 million. For the six months ended June 30, 2009, LIRH reported $290.1 million in revenue and net loss of $11.3 million.

EBITDA-as adjusted was $25.7 million in the second quarter of 2009, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $148.5 million) of 17.3 percent. For the six months ended June 30, 2009, EBITDA-as adjusted was $47.1 million, resulting in an EBITDA-as adjusted margin of 15.8 percent, based on year-to-date revenue-as adjusted of $298.5 million. LIRH defines “EBITDA-as adjusted” as net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, other non-cash items and certain non-recurring restructuring costs. LIRH defines “revenue-as adjusted” as revenue before purchase accounting and certain other adjustments.

Free cash flow, defined as cash flow from operations of $0.3 million, less capital expenditures of $8.2 million, was $(7.9) million for the six months ended June 30, 2009, caused primarily by fluctuations in working capital associated with the heavy year-end publishing schedule and the associated costs that were accrued at year-end. A significant portion of the capital expenditures related to investments in the company’s new production platform. For the six months ended June 30, 2009, principal repayments of $12.1 million were made on LIRH’s credit facilities. In addition, following the end of the second quarter another $6.0 million has been repaid on LIRH’s senior secured revolving credit facilities.

At June 30, 2009, LIRH had total debt (in millions) of:

Bank Credit Facilities	$322.2
Bank Revolver	25.6
Notes Outstanding	210.5

$558.3

At June 30, 2009, the fixed rate portion of LIRH’s capital structure approximated 38 percent. LIRH’s average cost of debt, based on the weighted average interest cost at June 30, 2009, was 9.0 percent.

Operating Results

During the second quarter, LIRH continued its focus on execution of the revenue and cost initiatives begun in late 2008 and early 2009, including rolling out the Pay4Performance program and a customer segmentation model across the business and rationalizing expenses to ensure LIRH’s cost structure remains aligned with its multi-platform business model.

Same store ad sales for the second quarter declined by 3.2 percent. The second quarter was negatively impacted by the economic downturn and its impact on small and medium-sized business discretionary spending, which led to an increase in bad debt expense, and the limited number of markets benefiting from YELLOWPAGES.comTM and Pay4Performance. During the second quarter, LIRH’s bad debt rate increased to 3.3 percent from 3.1 percent during the first quarter.

Second Quarter Conference Call

A conference call will be held Wednesday, August 12, 2009, at 11 a.m. Eastern Time. The domestic dial-in number is 800.243.6403 and the international number is 719.325.2152. The participant passcode is 6151954. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, through its subsidiary The Berry Company LLC, is a leading provider of local search solutions, generating leads for its advertising clients and enabling consumers to efficiently find the products and services they need. The Berry Company serves approximately 300,000 advertising clients in 42 states, publishing nearly 900 print Yellow Pages directories on behalf of more than 130 telco and other customers. As an authorized reseller of YELLOWPAGES.com in all of its markets, The Berry Company provides its clients with online listings and video advertising through this leading national Internet Yellow Pages site. The company also provides small and medium-sized businesses with search engine marketing and optimization, and is a Google AdWords Authorized Reseller™.

For more information, please see www.localinsightregattaholdings.com. Regatta is a wholly-owned, indirect subsidiary of Local Insight Media Holdings, Inc.

Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 159 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) declines in our revenue; (ii) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (iii) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (iv) a declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (v) the effects of the economic recession, which is causing us to experience declining revenue and to incur increased bad debt expense, and of war, terrorism or other catastrophic events; (vi) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, as well as other types of media; (vii) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (viii) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (ix) the impact of union organizing activity; (x) disruptions to our operations caused by our conversion to a new process management and production platform and integrating our information technology systems and processes; (xi) our dependence on ability to maintain satisfactory relationships with third party service providers; (xii) the effect of extending credit to small and medium-sized businesses; (xiii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xiv) the loss or impairment of our intellectual property rights; (xv) changes in, or the failure to comply with, government regulations, including franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xvi) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xvii) the possibility that material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting; (xviii) the loss of key personnel or turnover among our sales representatives; (xix) fluctuations in the price or availability of paper; (xx) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxi) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; (xxii) the increased risk regarding our ability to maintain compliance with our debt covenants due to the current economic downturn; and (xxiii) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651

brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

# # # #

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Revenue	$144,993	$122,845	$290,061	$154,368
Operating expenses:
Cost of revenue	22,021	46,967	51,061	69,463
Publishing rights	71,081	56,119	142,903	58,431
General and administrative expenses	28,470	24,637	60,107	34,397
Consulting fees - affiliate	—	2,553	—	4,553
Depreciation and amortization	12,654	13,592	25,302	20,585

Total operating expenses	134,226	143,868	279,373	187,429

Operating loss	10,767	(21,023)	10,688	(33,061)

Other expenses	13,531	14,264	27,877	21,517
Income tax benefit	(635)	(13,265)	(5,920)	(20,380)

Net loss	$(2,129)	$(22,022)	$(11,269)	$(34,198)

*	The periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 periods reflect the Company’s ownership of the Berry ILOB for the full three and six months ended June 30, 2009, compared to its ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the three and six months ended June 30, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	June 30, 2009	December 31, 2008
Current assets	$101,896	$126,626
Property and equipment, net	22,013	20,477
Assets held for sale	1,193	2,084
Intangible assets, net	399,958	425,146
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	16,725	17,645

Total Assets	$820,875	$871,068

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$33,963	$29,950
Accounts payable, accrued liabilities and other	55,464	71,364
Due to affiliates	27	7,395

Total current liabilities	89,454	108,709

Long-term debt, net of current portion	494,920	509,195
Deferred income taxes and other long-term liabilities	84,584	90,278

Total Liabilities	668,958	708,182
Stockholders’ equity	151,917	162,886

Total Liabilities and Stockholders’ Equity	$820,875	$871,068

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(In thousands)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Operating Activities
Net loss	$(11,269)	(34,198)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	30,866	78,936
Deferred income taxes	(5,920)	(20,380)
Provision for doubtful accounts	9,438	1,857
Other	3,173	3,017
Changes in operating assets and liabilities	(25,945)	(19,710)

Net cash provided by operating activities	343	9,522

Investing Activities
Acquisition of subsidiary, net of cash acquired	—	(240,051)
Proceeds on sale of property and equipment	815	—
Acquisition of property and equipment	(8,178)	(1,640)
Other, net	—	—

Net cash used in investing activities	(7,363)	(241,691)

Financing Activities
Proceeds on revolving credit facility	—	20,000
Repayments on revolving credit facility	(1,000)	(8,500)
Proceeds on issuance of term loan	—	301,350
Repayments on term loan	(11,137)	(66,000)
Debt financing costs	—	(11,719)

Net cash used in financing activities	(12,137)	235,131

Net increase (decrease) in cash and cash equivalents	(19,157)	2,962
Cash and cash equivalents, beginning of period	19,421	1,758

Cash and cash equivalents, end of period	$264	$4,720

Supplemental cash flow information:
Cash paid for interest	$24,774	$18,693

*	The periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 periods reflect the Company’s ownership of the Berry ILOB for the full three and six months ended June 30, 2009, compared to its ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the three and six months ended June 30, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

LIRH also presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring restructuring costs and, for certain periods in the rolling four quarters as described below, adjustments for pro forma EBITDA for The Berry Company within the period from April 1 to April 22, 2008) permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations. EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA and EBITDA-as adjusted are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

EBITDA - as adjusted

(in thousands)

	Three-Months Ended June 30 2009	Six-Months Ended June 30 2009
EBITDA
Net loss	$(2,129)	$(11,269)
Income tax benefit	(635)	(5,920)
Interest, net	13,531	27,877
Depreciation and amortization	12,654	25,302
Purchase accounting:
Favorable sales contracts	—	2,763
Deferred directory costs margin	850	2,805
Deferred revenue written off in purchase accounting	550	1,620

EBITDA	24,821	43,178

Non-cash:
Share-based compensation	74	300
Non-recurring charges	845	3,619

EBITDA-as adjusted	$25,740	$47,097

Revenue	144,993	$290,061
Purchase accounting and other adjustments	3,481	8,480

Revenue-as adjusted	$148,474	$298,541